Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2011 with respect to the consolidated financial statements and schedules included in the Annual Report on Form 10-K for the year-ended January 29, 2011 of Gordmans Stores, Inc. and Subsidiaries, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Kansas City, Missouri
June 29, 2011